Exhibit 1.01

Conflict Minerals Report of A10 Networks, Inc.
in Accordance with Rule 13p-1 under the Securities Exchange Act of 1934

This Conflict Minerals Report of A10 Networks, Inc. (the “Company”, “us”, “our” or “we”) for calendar year 2020 is provided in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “1934 Act”), the instructions to Form SD, and the Public Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule issued by the Director of the Division of Corporation Finance of the Securities and Exchange Commission on April 29, 2014 (the “SEC Statement”). The Company notes the Updated Statement on the Effect of the Court of Appeals Decision on the Conflict Minerals Rule issued by the SEC Division of Corporation Finance on April 7, 2017. Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions to the terms used in this Report, unless otherwise defined herein.

This Report outlines the steps we undertook in accordance with Rule 13p-1, Form SD, and the SEC Statement in connection with the existence of Conflict Minerals in products we manufacture or contract to manufacture. Our diligence measures were designed to adhere, in all material respects, with the nationally recognized due diligence framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplement on Tin, Tantalum and Tungsten and the Gold Supplement (Second Edition OECD 2013) (the “OECD Framework”).

Introduction

We are a leading provider of secure application solutions and services that enable a new generation of intelligently connected companies with the ability to continuously improve cyber protection and digital responsiveness across dynamic Information Technology (“IT”) and network infrastructures. Our portfolio of software and hardware solutions combines industry-leading performance and scale with advanced intelligent automation, machine learning, data driven analytics, and threat intelligence to ensure security and availability of customer applications across their multi-cloud and mobile infrastructure networks, including on-premise, private and public clouds. As the cyber threat landscape intensifies and network architectures evolve, we are committed to providing customers with greater connected intelligence to improve the security, visibility, automation, availability, flexibility, management and performance of their applications. Our customers include leading cloud providers, web-scale businesses, service providers, government organizations, and enterprises. We currently offer a comprehensive portfolio of application delivery and security solutions. The portfolio features application delivery controllers (ADC) to optimize and secure network and application performance; a carrier-grade network address translation (CGN) solution that helps service providers preserve IPv4 address investments while transitioning to IPv6-based networks; Threat Protection System (TPS), the industry’s most powerful distributed-denial-of-service (DDoS) protection and mitigation solution; a SSL decryption solution for inspecting encrypted traffic (SSLi); and convergent firewall (CFW) appliances for protecting data centers, service provider networks and mobile infrastructures. We deliver these solutions via software, on optimized hardware appliances or as virtual appliances with our Thunder product line. For modern microservices and container-based environments, the A10 Lightning portfolio provides cloud-native application traffic management, security and analytics in public, private and hybrid clouds.

We outsource the manufacturing of our hardware products to original design manufacturers. These companies manufacture, assemble and test our hardware products using design specifications, quality assurance programs and standards that we establish. The component parts incorporated into our products are sourced either by our manufacturing partners or directly by us.

Our position in the supply chain is as a remote downstream purchaser and supplier, several levels removed from the actual mining of the Conflict Minerals. We do not directly make purchases of raw ore or unrefined

Conflict Minerals from the Covered Countries and we do not directly source any products or components from the Covered Countries. In light of our remote position in the supply chain, we must rely upon our suppliers (and their multiple sub-suppliers and intermediaries) for information on and verification of the chain of custody of Conflict Minerals contained in our products.

Enumerated paragraphs set out below conform to the Instructions set forth in Item 1.01(c) of Form SD.

(1) Due Diligence

After conducting a “reasonable country of origin inquiry” (“RCOI”) in accordance with the instructions to Item 1.01 of Form SD (and as disclosed in our Report on Form SD for the year ended December 31, 2020), the Company was unable to conclude, without further diligence, that none of the Conflict Minerals in its products, that were not sourced from recycled or scrap materials, did not originate in the Covered Countries.

(i) Conformity with OECD Framework. In accordance with Rule 13p-1, we designed our Conflict Mineral Compliance Program to conform, in all material respects, with the five-step process outlined in the OECD Framework. In addition, our diligence measures relied upon information and templates obtained from the Electronic Industry Citizenship Coalition and Global e-Sustainability (“EICC/GeSI”) Initiative with the smelters and refiners of Conflict Minerals. The five-step process identified within the OECD Framework includes: (1) establishing strong company management systems; (2) identifying and assessing supply chain risk; (3) designing and implementing a risk response strategy; (4) third party auditing of our due diligence practices; and (5) reporting annually on supply chain due diligence. This Conflict Minerals Report outlines the measures taken by us in accordance with the OECD Framework during the reporting period.

(1) Established Strong Company Management Systems

We established an interdepartmental committee (the “Committee”) to develop the Company’s assessment and compliance process, with oversight from senior management (including members of the Company’s Legal, Finance and Global Supply Chain departments).
•Through the Committee, we identified and educated relevant internal departments or personnel affected, including in Sourcing, Legal and Compliance, Finance/Internal Audit, and Supplier Relations.
•We adopted a Supply Chain Policy (the “Policy”) relating to responsible sourcing.
•Through our Supplier Relations personnel, communicated with our suppliers and prospective suppliers via direct correspondence and telephone calls to inform them of (i) our Policy, and (ii) our intent to continue to work with them as reasonably practicable given our supply chain position and market leverage for increased understanding of the use of Conflict Minerals within our supply chain and to obtain wherever possible their commitment to facilitate our compliance with applicable law.
•Confirmed that purchase order terms and conditions should be conformed where practicable to the Policy, recognizing that many of our suppliers demand terms and conditions and use standard forms with respect to which we have no leverage or ability to alter.
•Established a process to evaluate the chain of custody of Conflict Minerals within our supply chain, including:
◦Analyzing our existing product offerings annually for scoping within the context of the Rule.
◦Developing an internal process to evaluate new products as developed to minimize the introduction of Conflict Minerals into our supply chain where possible.
•Implemented a feedback mechanism through the Company’s Supplier Relations team to work with suppliers.

(2) Identified and Assessed Supply Chain Risk through Due Diligence

Step 1 Our Supplier Relations team reviewed our product offerings to determine which suppliers provide the Company with manufactured or contracted to be manufactured products. We determined that 2 suppliers were relevant to this process.

Step 2 Our Supplier Relations team then determined which manufactured & contracted to be manufactured products may contain Conflict Minerals that are “necessary to the functionality or production” of the product.

Step 3 Under the Committee’s direction, our Supplier Relations staff conducted a due diligence assessment of relevant product suppliers in accordance with the following:

•We designed and implemented a due diligence program for supplier outreach and engagement that involved (i) developing a contact list of relevant suppliers and (ii) communicating with them to obtain information on the chain of custody and source of origin of Conflict Minerals in supplied products. Our due diligence consisted of providing each supplier with the EICC/GeSI Conflict Minerals Reporting Template (the “Template”) to obtain the necessary information and certifications from our suppliers. For certain suppliers that found the Template unwieldy, we provided a custom form where necessary to elicit the same information. We received responses from 9 of our suppliers for the reporting period.

Step 4 Our Supplier Relations team, with guidance from the Committee, analyzed the results of the Supplier survey forms that were returned to us. We reviewed the survey responses from each supplier to determine whether the data provided was complete or whether further follow-up was required. Follow-up was conducted by phone calls and emails, as necessary. Our staff compared the smelters and refiners identified by the suppliers on the survey forms with the EICC/GeSI Conflict Free Smelter Initiative (“CFSI”) list of conflict-free smelters and refiners as well as with the Department of Commerce list of “World-Wide Conflict Mineral Processing Facilities” issued in September 2014 (the “DOC Smelter List”). The results of that comparison are set forth on Appendix A to this Conflict Mineral Report.

(3) Developed and Implemented a Risk Response Strategy

In analyzing the results from our supply chain diligence, we recognized that certain risks exist in our supply chain that require further follow-up and mitigation efforts. We have established the following plan for risk mitigation, which we review periodically for relevance and effectiveness.

Year 1 (Calendar Year 2014)
•Conduct base line analysis of responses from first-tier suppliers.
•Compare the smelters and refiners identified in the supply chain survey against the list of smelter facilities which have been identified as “conflict free” by programs such as CSFI for tantalum, tin, tungsten and gold, and otherwise identified on the DOC List.
•Identify gaps in the data collection and high-risk suppliers, and continue to follow-up with suppliers as practicable.

Year 2+ (Calendar Year 2015)
•Communicate survey results to our suppliers of relevant products.
•Continue efforts in supplier education and outreach, including additional diligence with suppliers providing incomplete data.
•Add third-party reporting customer requests to supplier survey.
•Follow-up on remediation efforts to obtain complete and accurate chain of custody information where possible to identify smelters/refiners of origin.

Year 3 (Calendar Year 2016)
•Develop and implement a progressive performance improvement plan for suppliers on an as-needed basis.

(4) Third Party Audit of Due Diligence Practices

This Report has not been subject to an independent private sector audit in accordance with the SEC Statement.

(5) Report Annually on Supply Chain Due Diligence

The Company's Form SD and Conflict Mineral Report for calendar year 2020, together with our Supply Chain Policy Statement, are posted on our website at: http://investors.a10networks.com/docs.aspx?iid=4433033.

(ii) Independent Third Party Audit.

This Report has not been subject to an independent private sector audit in accordance with the SEC Statement.

(iii) Summary of Diligence Results; Risk Mitigation Efforts

Tracing materials back to their mine of origin is a complex aspect of responsible sourcing in our supply chain. Our position as a remote downstream purchaser and supplier requires us to depend substantially on the cooperation of our suppliers and their numerous sub-suppliers, many of which are not subject to SEC reporting requirements and with whom we have limited leverage due to our size, market position and available resources. As a result, we expect it may take us several years before we are able to identify all smelters and refiners in our supply chain.
In conducting our diligence, we have adopted methodology outlined by the CFSI’s joint industry programs and outreach initiatives and have encouraged our suppliers to conform with the standards set forth in the OECD Framework and report to us using the Template or, where appropriate, our custom-designed form. We conducted follow-up calls and correspondence with suppliers where information was incomplete, unreliable or unverifiable. We identified 344 smelters and refiners of Conflict Minerals in our supply chain, and the related countries of origin, as set forth on Appendix A.

We are continuing our efforts to determine the smelters and refiners used by our supply chain and to verify the most reasonable known mine of origin information available. Through this effort, we have made a reasonable determination of certain of the mines or locations of origin of certain of the Conflict Minerals in our supply chain as indicated on Appendix A. We have also requested that all of our suppliers support the industry-wide initiative by adopting policies and procedures consistent with the EICC/GeSI sourcing initiative and by working to align their sources with the lists of conflict-free sourced metals.

The CFSI program audits smelters and refineries to ensure that all certified smelters and refineries only use the ones that are conflict-free from the Covered Countries. The DOC List is more expansive and includes “verified” smelters and refiners, which may or may not be certified as conflict-free. Of the suppliers we surveyed, 100% fully responded to our due diligence survey. We are continuing to compile the names of smelters and refineries identified by those vendors who did respond and are working to verify the information provided. Certain of our vendors indicated that not all of their smelters and refineries have been certified as conflict-free and we are continuing our diligence to this verify this information.

(iv) See disclosure under paragraph (ii) above.

(v) Not applicable.

(vi) Not applicable.

(2) Product Description

The Company’s relevant product categories for products containing tin, tungsten, tantalum and gold, other than those sourced from scrap or recycled materials, are as follows:

•Thunder Series appliances
•aGalaxy appliances
•Harmony Controller appliances

The Company’s efforts to determine the smelters, refiners, mines and locations of origin of the Conflict Minerals in its products is described above under paragraphs (i) and (iii).

Conclusion

Due to the breadth and scope of the Company’s product categories, the resulting complexity of its supply chain, and the human and financial resources available to the Company, the Company acknowledges that the process of successfully tracing all of the Conflict Minerals used in its manufactured or contracted to manufacture products to their country of origin will take additional time and resources, likely several years. Moving forward, the Company will continue to implement commercially reasonable processes to improve the quantity and quality of supplier responses, verify supplier responses provided, and evaluate new product lines as developed to eliminate the introduction of Conflict Minerals into the supply chain where practicable.

The success of A10 Networks, Inc. in making determinations about the presence and source of Conflict Minerals in its products depends upon various factors including, but not limited to, the respective due diligence efforts of its suppliers and their supply chain and their respective willingness, whether public or private entities, to disclose such information to the Company, and the ability of the involved entities in making their determinations in accordance with nationally or internationally recognized standards, including the OECD Framework and other initiatives or guidance that may develop over time. The failure to obtain reliable information from any level of our supply chain could have a material impact on our future ability to report on the presence of Conflict Minerals with any degree of certainty. There can be no assurance that our suppliers will continue to cooperate with diligence inquiries and requests for certifications or provide documentation or other evidence that we consider reliable or provided to us within a time frame sufficient to allow us to make our own assessment following appropriate further diligence measures, if any.

The information provided in this Conflict Mineral Report speaks only as of its date. Subsequent events, including the inability or unwillingness of participants in our supply chain to comply with our Policy or provide complete and accurate information requested, may affect our future determinations under Rule 13p-1.

APPENDIX A

List of Smelters and Refiners in Our Supply Chain

Metal	Smelter Look-up	Smelter Country	Smelter Identification	CFSI	DOC
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	Audited
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015	Audited
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Audited
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Audited
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Audited
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058	Audited
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Audited
Gold	Asahi Pretec Corp.	JAPAN	CID000082	Audited
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Audited
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092	Audited
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105	Audited
Gold	Aurubis AG	GERMANY	CID000113	Audited
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Audited
Gold	Boliden AB	SWEDEN	CID000157	Audited
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Audited
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Audited
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189	Audited
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Audited
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Audited
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Audited
Gold	Chimet S.p.A.	ITALY	CID000233	Audited
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Audited
Gold	Chugai Mining	JAPAN	CID000264	Audited
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291	Audited
Tin	Alpha	UNITED STATES OF AMERICA	CID000292	Audited
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309		Verified

Tin	PT Premium Tin Indonesia	INDONESIA	CID000313
Tin	CV United Smelting	INDONESIA	CID000315
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	Audited
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362	Audited
Gold	Dowa	JAPAN	CID000401	Audited
Tin	Dowa	JAPAN	CID000402	Audited
Tantalum	Duoluoshan	CHINA	CID000410
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	Audited
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438	Audited
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448		Verified
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456	Audited
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Audited
Tin	Fenix Metals	POLAND	CID000468	Audited
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Audited
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Audited
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Audited
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568	Audited
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Audited
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	CID000689	Audited
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Audited
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	Audited
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711		Verified
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA	CID000731
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	Audited
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Audited
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Audited
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Audited
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Audited
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Audited
Gold	Japan Mint	JAPAN	CID000823	Audited

Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Audited
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Audited
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Audited
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Audited
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Audited
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920	Audited
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Audited
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Audited
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Audited
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Audited
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957	Audited
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966	Audited
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969	Audited
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Audited
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Audited
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Audited
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	Audited
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Audited
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Audited
Gold	Materion	UNITED STATES OF AMERICA	CID001113	Audited
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Audited
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142	Audited
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Audited
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Audited
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Audited
Gold	Metalor Switzerland	SWITZERLAND	CID001153	Audited
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157	Audited
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161	Audited
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Audited
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	Audited
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175	Audited
Tin	Minsur	PERU	CID001182	Audited
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Audited

Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Audited
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	Audited
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Audited
Tantalum	NPM Silmet AS	ESTONIA	CID001200	Audited
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Audited
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220	Audited
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231	Audited
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Audited
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Audited
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Audited
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Audited
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA	CID001322
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Audited
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Audited
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337	Audited
Gold	PAMP S.A.	SWITZERLAND	CID001352	Audited
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Audited
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Audited
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Audited
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Audited
Tin	Smelter not listed	INDONESIA	CID001406	Audited
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT Bukit Timah	INDONESIA	CID001428		Verified
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Audited
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Prima Timah Utama	INDONESIA	CID001458	Audited
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Audited
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Audited
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	Audited
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	Audited
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Audited
Tin	PT Tommy Utama	INDONESIA	CID001493

Gold	PX Precinox S.A.	SWITZERLAND	CID001498	Audited
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508	Audited
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Audited
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522	Audited
Gold	Royal Canadian Mint	CANADA	CID001534	Audited
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539	Audited
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	Audited
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585	Audited
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Audited
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Audited
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Audited
Tin	Soft Metais Ltda.	BRAZIL	CID001758	Audited
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761	Audited
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	Audited
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Audited
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869	Audited
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Audited
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889	Audited
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891	Audited
Tin	Thaisarco	THAILAND	CID001898	Audited
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Audited
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Audited
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Audited
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	Audited
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Audited
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Audited
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993	Audited
Gold	Valcambi S.A.	SWITZERLAND	CID002003	Audited
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030	Audited
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036	Audited
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044	Audited

Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Audited
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095
Gold	Yamakin Co., Ltd.	JAPAN	CID002100	Audited
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Audited
Tin	Chengfeng Metals Co Pte Ltd	CHINA	CID002158	Audited
Tin	China Yunnan Tin Co Ltd.	CHINA	CID002180	Audited
Gold	Zhongjin Gold Corporation Limited	CHINA	CID002224	Audited
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	Audited
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	SAFINA A.S.	CZECHIA	CID002290	Audited
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Audited
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Audited
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Audited
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Audited
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Audited
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Audited
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Audited
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Audited
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455		Verified
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459	Audited
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Audited
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Audited
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Audited
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	Audited
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	Audited
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Audited
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504	Audited
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Audited
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Audited
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Audited
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Audited
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	Audited
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Audited

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Audited
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516	Audited
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Audited
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tantalum	KEMET Blue Metals	MEXICO	CID002539	Audited
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	Audited
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542	Audited
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543	Audited
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	Audited
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545	Audited
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Audited
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548	Audited
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	Audited
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Audited
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Audited
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557	Audited
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Audited
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560	Audited
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Audited
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562		Verified
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Sudan Gold Refinery	SUDAN	CID002567
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568
Tin	CV Ayi Jaya	INDONESIA	CID002570		Verified
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	Audited
Gold	T.C.A S.p.A	ITALY	CID002580	Audited
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582	Audited
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584
Gold	Tony Goetz NV	BELGIUM	CID002587
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589	Audited
Tin	CV Dua Sekawan	INDONESIA	CID002592
Tin	CV Tiga Sekawan	INDONESIA	CID002593	Audited
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	Audited
Gold	Marsam Metals	BRAZIL	CID002606	Audited

Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Audited
Tungsten	China Molybdenum Co., Ltd.	CHINA	CID002641	Audited
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645	Audited
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	Audited
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	Audited
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707	Audited
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	Audited
Tin	Super Ligas	BRAZIL	CID002756		Verified
Gold	SAAMP	FRANCE	CID002761	Audited
Gold	L'Orfebre S.A.	ANDORRA	CID002762	Audited
Gold	8853 S.p.A.	ITALY	CID002763	Audited
Gold	Italpreziosi	ITALY	CID002765	Audited
Tin	Metallo Belgium N.V.	BELGIUM	CID002773	Audited
Tin	Metallo Spain S.L.U.	SPAIN	CID002774	Audited
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Audited
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Audited
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Audited
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816		Verified
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Audited
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	Audited
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	Audited
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CID002834	Audited
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	Audited
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Audited
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	Audited
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Audited
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845	Audited
Tantalum	PRG Dooel	NORTH MACEDONIA	CID002847	Audited
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	Audited
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	Audited
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	Audited
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852

Gold	Sai Refinery	INDIA	CID002853
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859
Gold	Bangalore Refinery Pvt Ltd	INDIA	CID002863	Audited
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870		Verified
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918	Audited
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	Audited
Gold	Safimet S.p.A	ITALY	CID002973	Audited
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116	Audited
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182	Audited
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190	Audited
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195	Audited
Tin	PT Bangka Serumpun	INDONESIA	CID003205	Audited
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325	Audited
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379	Audited
Tin	Smelter not listed	INDONESIA	CID003381	Audited
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382
Gold	Sovereign Metals	INDIA	CID003383
Tin	Luna Smelter, Ltd.	RWANDA	CID003387	Audited
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CID003388	Audited
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397	Audited
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401	Audited
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407	Audited
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	CID003408		Verified
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424	Audited
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425	Audited

* “Audited” means in accordance with and as reported by the CFSI; “Verified” means confirmed as a known processing facility on the DOC List.